EXHIBIT 2.     REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Partners
  Milliwave Limited Partnership

    We have audited the accompanying balance sheets of Milliwave Limited Partnership (a Florida limited partnership) as of December 31, 1995 and 1996 and the related statements of changes in partners' capital for the period April 25, 1995 (inception) through December 31, 1995 and the year ended December 31, 1996 and statements of operations and cash flows for the year ended December 31, 1996. These financial statements are the responsibility of the management of Milliwave Limited Partnership. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Milliwave Limited Partnership as of December 31, 1995 and 1996, the changes in partner's capital for the period April 25 (inception) through December 31, 1995, and the year ended December 31, 1996 and the results of its operations and its cash flows for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

GRANT THORNTON LLP

New York, New York
January 9, 1997

                         Milliwave Limited Partnership

                                 BALANCE SHEETS

                                  December 31,

                                                                                             1995         1996
                                                                                          ----------  ------------
                                         ASSETS
CURRENT ASSETS

  Cash..................................................................................  $   11,222  $    742,472

  Other current assets..................................................................      --             6,109
                                                                                          ----------  ------------

      Total current assets..............................................................      11,222       748,581

  Equipment, net of accumulated depreciation of $70,605.................................      --         1,391,106

  Licenses, net of accumulated amortization of $0 and $130,422..........................     317,581     1,321,949
                                                                                          ----------  ------------
                                                                                          $  328,803  $  3,461,636
                                                                                          ----------  ------------
                                                                                          ----------  ------------


                           LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES

  Accounts payable and accrued expenses.................................................  $   53,803  $    111,496

      Total current liabilities.........................................................      53,803       111,496

PARTNERS' CAPITAL.......................................................................     275,000     3,350,140
                                                                                          ----------  ------------
                                                                                          $  328,803  $  3,461,636
                                                                                          ----------  ------------
                                                                                          ----------  ------------

        The accompanying notes are an integral part of these statements.

                         Milliwave Limited Partnership

                            STATEMENT OF OPERATIONS
                      For the year ended December 31, 1996

Revenues..............................................................             $    3,649

Operating expenses

  Consulting and contracted services..................................  $ 556,915

  Professional fees...................................................    649,478

  Depreciation and amortization.......................................    201,026

  Salaries and related charges........................................    146,000

  Travel and entertainment............................................     91,214

  Insurance...........................................................     48,964

  Regulatory fees.....................................................     35,150

  Occupancy costs.....................................................     57,126

  Office and sundry...................................................     48,865
                                                                        ---------
                                                                                    1,834,738
                                                                                   ----------
        Net loss from operations......................................             (1,831,089)

Interest income.......................................................                 93,234

Interest expense......................................................                 (5,748)
                                                                                   ----------
        Net loss......................................................             $(1,743,603)
                                                                                   ----------
                                                                                   ----------

         The accompanying notes are an integral part of this statement.

                         Milliwave Limited Partnership

                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL
              April 25, 1995 (inception) through December 31, 1995
                        and Year ended December 31, 1996


Cost of contributed license applications......................  $  122,654

Cash contributed..............................................     152,346
                                                                -----------

Partners' capital at December 31, 1995........................     275,000

Cash contributed..............................................   5,000,000

Syndication costs.............................................    (181,257)

Net loss......................................................  (1,743,603)
                                                                -----------
Partners' capital at December 31, 1996........................  $3,350,140
                                                                -----------
                                                                -----------

         The accompanying notes are an integral part of this statement.

                         Milliwave Limited Partnership

                            STATEMENT OF CASH FLOWS
                       for the year ended December 31, 1996

Cash flows from operating activities
  Net loss......................................................................  $(1,743,603)
  Adjustments to reconcile net loss to net cash used in operating activities
    Depreciation and amortization...............................................      201,026
    Increase in other current assets............................................       (6,109)
    Increase in accounts payable and accrued expenses...........................       57,693
                                                                                  ----------
      Net cash used in operating activities.....................................   (1,490,993)
                                                                                  -----------
Cash flows from investing activities
  Purchases of equipment........................................................   (1,461,711)
  Licenses......................................................................   (1,134,789)
                                                                                  -----------
      Net cash used in investing activities.....................................   (2,596,500)
                                                                                  -----------
Cash flows from financing activities
  Capital contributions.........................................................    5,000,000
  Syndication costs.............................................................     (181,257)
                                                                                  -----------
      Net cash provided by financing activities.................................    4,818,743
                                                                                  -----------
      Net increase in cash......................................................      731,250
Cash at beginning of period.....................................................       11,222
                                                                                  -----------
Cash at end of period...........................................................  $   742,472
                                                                                  -----------
                                                                                  -----------

         The accompanying notes are an integral part of this statement.

                         Milliwave Limited Partnership

                         NOTES TO FINANCIAL STATEMENTS
                           December 31, 1995 and 1996

NOTE I--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

    Milliwave Limited Partnership (a Florida limited partnership, hereinafter referred to as the "Partnership") was formed on April 25, 1995 to apply for and obtain licenses from the Federal Communications Commission ("FCC") and to exploit such licenses for commercial purposes. As of October 1996, the Partnership had met its minimum construction requirements for all of its licensed service areas. From inception through December 31, 1995, the Partnership had no operations, other than the application for licenses from the FCC. The Partnership was dissolved through merger of its corporate shareholders on January 2, 1997 (see Note 5).

    A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows:

    1. Equipment

    Equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful life of eight years of the related assets.

    2. Licenses and Other Assets

    Licenses are being amortized over 40 years in accordance with industry practice.

    3. Income Taxes

    No provision for Federal, state or local income taxes has been provided as the Partnership is not a taxable entity and the partners are individually liable for the taxes on their shares of the Partnership's income.

    4. Use of Estimates

    In preparing financial statements in conformity with generally accepted accounting principles, the Partnership is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

    5. Concentration of Credit Risk

    The Partnership maintains its cash in one financial institution. The balance is insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1996, amounts held at this financial institution total $1,054,000.

NOTE 2--NATURE OF BUSINESS AND LICENSES

    The Partnership holds 88 licenses granted by the FCC. These licenses allow the Partnership to deliver communication services over the 38 GHz band specified in the licenses. The licenses were issued at various dates through March 15, 1996. Under the terms of the licenses, the Partnership had to construct a minimum of one radio link per licensed service area within eighteen months of the date of grant or risk revocation of the licenses by the FCC. As of October 1996, construction requirements have been completed on all licenses. At December 31, 1995 and 1996, the

                         Milliwave Limited Partnership

                           December 31, 1995 and 1996

NOTE 2--NATURE OF BUSINESS AND LICENSES (Continued)

Partnership has capitalized $317,581 and $1,452,371, respectively, of license costs consisting of filing, application and legal fees relative to the licenses.

NOTE 3--PARTNERS' CAPITAL

    For the period from May 1994 through the formation of the Partnership in April 1995, one of the partners incurred $122,654 in license application costs, which were contributed to the Partnership at cost and included in the capital of the Partnership.

    The balance of the capital contributed during the period ended December 31, 1995 represented cash contributed of $152,346.

    On May 30, 1996 the Partnership amended and restated its limited partnership agreement to provide for Series A and Series B Limited Partners. Concurrent with the amendment, the Partnership sold $5,000,000 of Series B Limited Partnership interests. Syndication costs relating to the sale amounted to $181,257.

    The general partner provides management services to the Partnership and reimburses the Partnership for salary paid to the general partner. Management fees and contra reimbursement for the year ended December 31, 1996 totaled $152,509.

    A limited partner served as a consultant to the Partnership for various business and strategic issues. Fees paid for these services for the year ended December 31, 1996 totaled $175,570.

NOTE 4--COMMITMENTS AND CONTINGENCIES

    The Partnership entered into site license and service agreements with WinStar Communications, Inc. ("WinStar") in conjunction with the installation and operation of up to a total of seventy-eight 38 GHz radio links. For each link, the agreements call for payment from the Partnership to WinStar of a one-time fee of $8,500 for site identification, survey and equipment installation; $14,400 for equipment at each site; a monthly fee of $150 for monitoring and maintaining radio system equipment; and a monthly fee of $200 for access to and use of radio system sites. As of December 31, 1996, the one-time fees and equipment costs have been applied towards links and the monthly fees have been expensed. In addition, WinStar makes monthly payments to the Partnership for capacity leased under a two-year transmission path lease agreement. Such amounts vary from $10-$75 per link.

    Subsequent to December 31, 1995, the Partnership entered into purchase orders to purchase radio links from P-Corn, Inc., amounting to approximately $570,000. As of December 31, 1996, the purchase commitment has been satisfied.

    On November 13, 1995, the FCC released an order freezing the acceptance for filing of new applications for 38 GHz frequency licenses. On December 15, 1995, the FCC announced the issuance of a notice of proposed rulemaking (NPRM), pursuant to which it proposed to amend its current rules relating to 38 GHz, including, among other items, the imposition of minimum construction requirements and an auction procedure for issuance of licenses in the 37-40 GHz band. In addition, the FCC ordered that those applications that are subject to mutual exclusivity with other applicants or that were placed on public notice by the FCC after September 13, 1995 would be held in abeyance and not processed by the FCC pending the outcome of the proceeding initiated by the NPRM. Final rules with respect to the

                         Milliwave Limited Partnership

                           December 31, 1995 and 1996

NOTE 4--COMMITMENTS AND CONTINGENCIES (Continued)

Milliwave Limited Partnership changes proposed by the NPRM have not been adopted and the changes proposed by the NPRM have been, and are expected to continue to be, the subject of numerous comments by members of the telecommunications industry and others. Consequently, there can be no assurance that the NPRM will result in the issuance of rules consistent with the rules initially proposed in the NPRM. Until final rules are adopted, the rules currently in existence remain in effect with respect to outstanding licenses.

NOTE 5--WINSTAR COMMUNICATIONS, INC. AGREEMENT

    In June 1996 WinStar and the Partnership entered into an agreement pursuant to which WinStar would acquire through a merger with the Partnership's corporate partners for a purchase price of $40 million cash and 3.4 million shares of WinStar common stock. The number of shares issuable upon consummation of this transaction was subject to adjustment, depending on WinStar's stock price on the date of closing of the transaction. The acquisition was subject to FCC approval, which was obtained in December 1996. WinStar and the Partnership also entered into a (i) services agreement pursuant to which WinStar provides services to the Partnership in connection with the build out of the Partnership's licensed areas in consideration for payment of monthly site access and management and installation fees and (ii) a two-year transmission path lease agreement permitting use of up to 488 of WinStar's radio links in the Partnership's licensed areas. On January 2, 1997, the merger was completed. WinStar paid an aggregate of $40.7 million in cash and approximately 3.6 million shares of common stock of WinStar, which had an aggregate market value of $75 million on the date of Consummation. Pursuant to a registration rights agreement, WinStar agreed to register such shares of common stock for resale prior to January 1, 1998.